        Exhibit 10.33
FORM OF JOINDER

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of November 23, 2011, by and among Manning & Napier, Inc, a Delaware corporation (the “Corporation”), Manning & Napier Group, LLC, a Delaware limited liability company (“MNG”), M & N Group Holdings, LLC or Manning & Napier Capital Company, LLC, a Delaware limited liability company (the “Transferor”)], and [ ] (“Permitted Transferee”).

WHEREAS, on December 31, 2021, the Permitted Transferee acquired certain rights from Transferor, pursuant to that certain Substitution and Assumption Agreement among the Corporation, MNG, the Transferor, the Permitted Transferee and the other parties thereto, to receive payments pursuant to the Tax Receivable Agreement dated as of November 23, 2011 (as the same may be amended from time to time, the “Tax Receivable Agreement”, among the Corporation, MNG and the other parties thereto) (the “Acquired Interests”); and

WHEREAS, Transferor, in connection with the acquisition of the Acquired Interests, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.06 of the Tax Receivable Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Permitted Transferee hereby agrees as follows:

Section 1.1. Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2. Joinder. Permitted Transferee hereby acknowledges and agrees to become a “Member” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement, including but not limited to, being bound by Sections 2.04, 4.02, 6.01, 6.02 and 7.12 of the Tax Receivable Agreement, with respect to the Acquired Interests. Permitted Transferee hereby acknowledges the terms of Section 7.06(b) of the Tax Receivable Agreement.

Section 1.3. Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.01 of the Tax Receivable Agreement.

Section 1.4. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD MANDATE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature page follows.]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

[PERMITTED TRANSFEREE]

Name:
Address:

Address for Notices: